UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 14, 2017

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

000-54884

(Commission File Number)

Delaware	30-0826400
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into Material Definitive Agreement

On June 14, 2017, Action Holdings Financial Limited (“AHFL”), a wholly-owned British Virgin Islands subsidiary of China United Insurance Service, Inc. (the “Company” or “CUIS”), entered into an Amendment 3 (the “Third Amendment”) to Strategic Alliance Agreement (the “Alliance Agreement”) with AIA International Limited Taiwan Branch (“AIATW”) to further revise certain provisions in the Alliance Agreement and the previous amendments to the Alliance Agreement entered into by and between AHFL and AIATW.

On June 10, 2013, AHFL entered into the Alliance Agreement with AIATW. The purpose of the Alliance Agreement is to promote life insurance products provided by AIATW within the territory of Taiwan by insurance agency companies or insurance brokerage companies affiliated with AHFL or CUIS. The term of the Alliance Agreement is from April 15, 2013 to August 31, 2018. Pursuant to the Alliance Agreement, subject to certain terms and conditions therein, AHFL is entitled to the payment of an execution fee by AIATW which will be recorded as revenue upon fulfilling sales target over the five-year period, including the satisfaction of the performance targets and the threshold 13-month persistency ratio. The execution fee may be required to be recalculated if certain performance targets are not met by AHFL.

On July 25, 2013, AHFL entered into an Amendment to the Alliance Agreement (the “First Amendment”) with AIATW. Pursuant to the First Amendment, AIATW paid the execution fees to AHFL in accordance with Section 4 of the Alliance Agreement.

On September 30, 2014, AHFL entered into an Amendment 2 to the Alliance Agreement (the “Old Second Amendment”) with AIATW, pursuant to which the expiration date of the Alliance Agreement was extended from May 31, 2018 to December 31, 2020. In addition, both AHFL and AIATW agreed to adjust certain terms and conditions set forth in the Alliance Agreement, including the downward adjustment of the performance targets as well as the mechanism and formula calculating the execution fee to be refunded, if any.

On January 6, 2016, AHFL entered into a new Amendment 2 to the Alliance Agreement (the “New Second Amendment”) with AIATW to further revise certain provisions in the Alliance Agreement and the Old Second Amendment. Pursuant to the New Second Amendment, the expiration date of the Alliance Agreement was extended from May 31, 2018 to December 31, 2021, and the effect of the Alliance Agreement during the period from October 1, 2014 to December 31, 2015 has been suspended. In addition, both AHFL and AIATW agree to adjust certain terms and conditions set forth in the Alliance Agreement to, among which: (i) expand the scope of services to be provided by AHFL to AIATW to include, without limitation, assessment and advice on suitability of cooperative partners, advice on product strategies suitable for promotion channel development, advice on promotion/sales channel improvement, advice on promotion channel marketing and strategic planning, and promotion channel talent training; and (ii) remove certain provisions related to performance milestones and refund of execution fees. On March 15, 2016, AHFL unilaterally issued a confirmation letter to AIATW (the “2016 Letter”), where it emphasized its commitment to achieve certain sales targets within a specific time frame and covenanted to refund certain portion of execution fees calculated based on the formula therein upon failure to achieve the applicable sales target, and the Old Second Amendment was terminated.

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Pursuant to the Third Amendment, except for the first contract year (April 15, 2013 to September 30, 2014), the sales targets for the remaining contract term under the Alliance Agreement shall be changed by reference to (i) the amount of the value of new business (“VONB”) and (ii) the 13-month persistency ratio as set forth therein, provided that to the extent any underlying insurance contract is revoked, invalid or terminated and premiums is refunded to such policyholder, the amount of the related VONB shall be correspondingly reduced. Both AHFL and AIATW agree to calculate the business promotion fees (equivalent to the “execution fee” referred above) to be returned in case of failure to achieve the sales targets or the fees to be increased in case of exceeding the sales targets, as the case may be, based on two formulas specified in the Third Amendment. The primary factor under formula one focuses on the annual and/or accumulated achievement rate(s), while the primary factor under formula two focuses on the 13-month persistency ratio(s), subject to terms and conditions therein. The expanded scope of services to be provided by AHFL to AIATW as set forth in Section 4 of New Second Amendment is removed under the Third Amendment as well.

On June 14, 2017, with AIATW's consent, the 2016 Letter has been revoked in order to conform with the latest terms and conditions regarding the cooperation between AHFL and AIATW as set forth in the Third Amendment.

An English translation of the Third Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K and is the legal document that governs the terms of the cooperation described therein and the other actions contemplated by the Third Amendment. The foregoing description of the cooperation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Translation of Amendment 3 to the Strategic Alliance Agreement between Action Holdings Financial Limited and AIA International Limited Taiwan Branch dated June 14, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: June 20, 2017

	By:	/s/Yi-Hsiao Mao
	Name:	Yi-Hsiao Mao
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Translation of Amendment 3 to Strategic Alliance Agreement between Action Holdings Financial Limited and AIA International Limited Taiwan Branch dated June 14, 2017

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